UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

Tempus AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42130	47-4903308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West Chicago Avenue, Suite 510 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 976-5448

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	TEM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2026, Tempus AI, Inc., a Nevada corporation (“Tempus”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Tempus, Personalis, Inc., a Delaware corporation (“Personalis”), Aviary Development, Inc., a Delaware corporation and a wholly-owned subsidiary of Tempus (“Merger Sub I”) and Toucan Development, LLC, a Nevada limited liability company and a wholly-owned subsidiary of Tempus (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, (a) Merger Sub I will be merged with and into Personalis (the “First Merger”), with Personalis surviving the First Merger as a wholly-owned subsidiary of Tempus (the “First Surviving Corporation”), and (b) as part of the same overall transaction, immediately after the First Merger, the First Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving as a wholly-owned subsidiary of Tempus (the “Surviving Company”). The parties intend that the transaction qualify as a reorganization under Section 368(a) of the Code. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined have the meaning set forth in the Merger Agreement.

Approvals. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been approved by the board of directors of Tempus and the board of directors of Personalis (the “Personalis Board of Directors”), and the Personalis Board of Directors has resolved to recommend to the stockholders of Personalis to adopt the Merger Agreement, subject to its terms and conditions.

Consideration to Personalis Stockholders. At the Effective Time, each share of Personalis Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Personalis Common Stock that are owned or held in treasury by Personalis or are owned by Tempus, the Merger Subs or their other controlled affiliates (such shares, the “Cancelled Shares”) and shares of Personalis Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares in accordance with the DGCL (such shares, the “Dissenting Shares”)) will be automatically converted into the right to receive in accordance with, and subject to the terms, conditions and procedures set forth in the Merger Agreement, the following consideration (collectively, the “Merger Consideration”):

•

a number of validly issued, fully paid and nonassessable shares of Tempus Class A Common Stock equal to the Exchange Ratio (the “Stock Consideration”); provided, however, that Tempus may elect (a “Tempus Cash Election”) to pay cash for up to 50% of the aggregate number of outstanding shares of Personalis Common Stock (which such amount may be automatically reduced to preserve the intended tax treatment of the Mergers). If Tempus makes a Tempus Cash Election, each holder will receive: (a) an amount in cash equal to the Per Share Cash Consideration of $16.25 per share, without interest (the “Cash Consideration”), for such holder’s pro rata portion of the Eligible Shares subject to the Tempus Cash Election (determined by multiplying the holder’s Eligible Shares by a fraction equal to the Cash Share Number divided by the total shares of Personalis Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares)), and (b) the Stock Consideration for the holder’s remaining Eligible Shares;

•	cash in lieu of fractional shares of Tempus Class A Common Stock in accordance with the Merger Agreement (the “Fractional Share Consideration”); and

•	Post-Closing Distributions, if any.

Pursuant to the Merger Agreement, the Exchange Ratio is determined as follows:

•	if the Tempus Stock Price (as defined below) is equal to or less than the Floor Price of $48.42, the Exchange Ratio will be fixed at 0.3356; and

•	if the Tempus Stock Price is greater than the Floor Price, the Exchange Ratio will be equal to $16.25 divided by the Tempus Stock Price.

The “Tempus Stock Price” means the volume-weighted average price of Tempus Class A Common Stock on The Nasdaq Global Select Market (“Nasdaq”) for the fifteen consecutive trading days prior to the last trading day prior to the Closing Date. However, if Tempus enters into or consummates a Tempus Transaction (as defined in the Merger Agreement) prior to the Closing, the Tempus Stock Price will instead be based on the per-share consideration payable in the Tempus Transaction.

The shares of Tempus Class A Common Stock to be issued as Stock Consideration will be listed on Nasdaq.

Treatment of Personalis Equity Awards. The Merger Agreement provides that, at the Effective Time:

•

each In-the-Money Personalis Option (i) held by a former employee or any non-employee director (whether vested or unvested) or (ii) held by any current service provider that is vested and exercisable, in each case, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive the Stock Consideration in respect of each Net Option Share subject to such In-the-Money Personalis Option immediately prior to the Effective Time;

•

each other In-the-Money Personalis Option that is outstanding and unexercised immediately prior to the Effective Time will be assumed by Tempus and converted automatically into an option to purchase a number of shares of Tempus Class A Common Stock equal to the product obtained by multiplying (x) the number of shares subject to such In-the-Money Personalis Option immediately prior to the Effective Time, by (y) the Exchange Ratio, with an exercise price per share of Tempus Class A Common Stock equal to (i) the per share exercise price for each share subject to the corresponding Personalis Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio;

•	each Out-of-the-Money Personalis Option outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) will be cancelled without any consideration;

•

each Personalis RSU (whether vested or unvested) that is held by a non-employee director of Personalis outstanding as of immediately prior to the Effective Time will automatically accelerate to be fully vested as of immediately prior to the Effective Time and be cancelled in exchange for the Stock Consideration;

•

each other Personalis RSU that is outstanding immediately prior to the Effective Time will be assumed and converted automatically into a restricted stock unit with respect to a number of shares of Tempus Class A Common Stock equal to the product obtained by multiplying (i) the total number of shares of Personalis Common Stock subject to such Personalis RSU immediately prior to the Effective Time by (ii) the Exchange Ratio;

•

the unvested portion of each Personalis PSU that is outstanding immediately prior to the Effective Time will accelerate and vest with respect to that number of Personalis PSUs equal to (i) the total outstanding Personalis PSUs multiplied by (ii) the quotient obtained by dividing (x) the number of full calendar quarters that have elapsed from (and including) the start of the applicable measurement period through (and including) the Closing Date by (y) the number of full calendar quarters in the measurement period. Such vested Personalis PSUs will automatically be cancelled in exchange for the Stock Consideration;

•

after giving effect to the foregoing acceleration, the remaining unvested portion of each Personalis PSU that is outstanding immediately prior to the Effective Time will be assumed and converted automatically into a restricted stock unit award with respect to a number of shares of Tempus Class A Common Stock equal to the product obtained by multiplying (i) the number of unvested Personalis PSUs by (ii) the Exchange Ratio. Following the Effective Time, the assumed PSUs shall be subject to only time-based vesting and will vest in successive, equal installments on the last day of each calendar quarter during the period beginning on (and including) the day immediately following the Closing Date and ending on the last day of the measurement period, subject to the holder’s continued service through the applicable vesting date; and

•

(i) with respect to any offering periods in effect as of the signing of the Merger Agreement under the Personalis ESPP (the “Current ESPP Offering Periods”), no employee who is not a participant in the Personalis ESPP may become a participant in the Personalis ESPP and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for such

Current ESPP Offering Periods; (ii) subject to the consummation of the Mergers, the Personalis ESPP will terminate effective immediately prior to the Effective Time; (iii) if the Current ESPP Offering Periods terminate prior to the Effective Time, then the Personalis ESPP will be suspended and no new offering period shall be commenced under the Personalis ESPP prior to the termination of this Agreement; and (iv) if any Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such current ESPP offering period will be accelerated to a date within ten (10) business days prior to the Closing Date.

Conditions to Closing. Under the terms of the Merger Agreement, the completion of the Mergers is subject to certain customary closing conditions, including, among others: (i) the approval of the Mergers and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Personalis Common Stock entitled to vote thereon; (ii) the approval for listing on Nasdaq of the Tempus Class A Common Stock to be issued in the Mergers; (iii) the effectiveness of a registration statement on Form S-4 filed by Tempus registering the Tempus Class A Common Stock to be issued in connection with the Mergers; (iv) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (v) compliance by the parties with their respective covenants in the Merger Agreement in all material respects; (vi) the absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the Mergers; (vii) the expiration or termination of the required waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval or issuance of any other filing or consent or the expiration or termination of any other waiting period applicable to the Mergers, in accordance with the Merger Agreement; (viii) the receipt by Personalis of an opinion to the effect that the Mergers will qualify as a reorganization for U.S. federal income tax purposes; and (ix) the absence of a Personalis Material Adverse Effect (in the case of Tempus’ obligation to close) or a Tempus Material Adverse Effect (in the case of Personalis’s obligation to close).

Representations, Warranties and Covenants. The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, Personalis has agreed, subject to certain exceptions, to use reasonable best efforts to operate its business and operations in all material respects in the ordinary course and Tempus and Personalis have each agreed to certain other interim operating covenants, as set forth more fully in the Merger Agreement.

No-Solicitation. Personalis has also agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, Personalis may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a written alternative acquisition proposal that the Personalis Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal and the failure to take such action would be inconsistent with the fiduciary duties of the Personalis Board of Directors under applicable law. The Merger Agreement also requires that the Personalis Board of Directors recommend that the stockholders of Personalis adopt the Merger Agreement (the “Personalis Board Recommendation”) and not, among other things, (a) (i) withdraw or qualify (or modify in a manner adverse to Tempus), or otherwise propose to withdraw or qualify (or modify in a manner adverse to Tempus), the Personalis Board Recommendation, (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal or (iii) fail to include the Personalis Board Recommendation in the Proxy Statement/Prospectus or the Form S-4, (any such action in (a), a “Personalis Adverse Change Recommendation”), or (b) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow Personalis to execute or enter into any Personalis Acquisition Agreement (other than an acceptable confidentiality agreement) with respect to any alternative acquisition proposal. The Personalis Board of Directors is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Personalis Adverse Change Recommendation in response to a Superior Proposal and/or make a Personalis Adverse Change Recommendation in response to a Change in Circumstance, subject in each case to certain notice and matching rights in favor of Tempus and payment of the termination fee described below in certain circumstances. Notwithstanding a Personalis Adverse Change Recommendation, unless the Merger Agreement is validly terminated, Personalis is still required to convene the meeting of its stockholders to obtain the requisite stockholder approval contemplated by the Merger Agreement.

Termination Rights. The Merger Agreement includes a remedy of specific performance for Tempus and Personalis. The Merger Agreement also includes customary termination provisions for both Tempus and Personalis and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including a termination by Tempus due to a Personalis Adverse Change Recommendation, Personalis will be required to pay to Tempus a termination fee (the “Termination Fee”) of approximately $76.8 million. The Termination Fee is also payable if: (a) the Merger Agreement is terminated in certain circumstances, (b) after the date of the Merger Agreement and prior to such termination a bona fide proposal for an alternative acquisition transaction has been publicly disclosed and not withdrawn, and (c) within twelve months of such termination, Personalis enters into a definitive agreement with respect to an alternative acquisition transaction that is subsequently consummated. Personalis also has the right to terminate the Merger Agreement if the Tempus Stock Price (as finally determined pursuant to the Merger Agreement) is less than the Lower Floor Price of $46.00, which right is only expected to be exercisable within a two business day period preceding the day the closing would otherwise be required to occur.

The Merger Agreement further provides that Tempus will be required to pay Personalis a reverse termination fee of approximately $76.8 million in the event the Merger Agreement is terminated under certain specified circumstances, including if the Merger Agreement is terminated by Tempus or Personalis either (a) due to the existence of a permanent legal restraint under the HSR Act or another Antitrust Law (solely to the extent such restraint is primarily due to Tempus’ breach of certain of its obligations under the Merger Agreement), or (b) due to the Effective Time not having occurred by April 20, 2027 (the “Outside Date”) (provided that the Outside Date will be automatically extended for an additional six months and an additional six months thereafter pursuant to the Merger Agreement), when, at the time of termination, the applicable regulatory conditions to the Closing under the HSR Act or another Antitrust Law have not been satisfied primarily due to Tempus’ breach of certain of its obligations under the Merger Agreement, and all other conditions to the Closing have been satisfied or waived.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Tempus, Personalis, Merger Sub I or Merger Sub II. In particular, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “cause,” “continue,” “could,” “depend,” “develop,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “have,” “impact,” “implement,” “increase,” “intends,” “lead,” “maintain,” “may,” “might,” “plans,” “potential,” “possible,” “projected,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “will,” “would” and other similar words or expressions. The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Forward-looking statements are not statements of historical fact and reflect Tempus’ and Personalis’ current views about future events. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between Tempus and Personalis and the intended tax treatment of the transaction. Although we believe our forward-looking statements are reasonable, statements made regarding future results are not guarantees of future performance and are subject to numerous assumptions, uncertainties and risks that are difficult to predict. Actual outcomes and results may be materially different from the results stated or implied in such forward-looking statements included in this communication. Actual outcomes and results may differ materially from those included in the forward-looking statements in this communication due to a number of factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that Personalis stockholders may not adopt the merger agreement, the risk that Tempus or Personalis may be unable to obtain governmental and regulatory approvals and clearances required for the proposed transaction, or required governmental and regulatory approvals and clearances may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Tempus’ common stock or Personalis’ common stock, the risk that prior to the closing the market price of Tempus’ Class A common stock falls below $46.00 giving rise to the right for Personalis to terminate the Merger Agreement, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Tempus and/or Personalis to retain and hire key personnel, on the ability of Personalis to attract third-party customers, or on Personalis’ operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected, the risk that third-party payers, including commercial payers and government healthcare programs, may not provide adequate coverage of, or reimbursement for, the combined company’s tests and data offerings, the effect of future regulatory or legislative actions on the companies or the industry in which they operate, including with respect to healthcare regulation and data privacy and security, the risk that the credit ratings of the combined business may be different from what the companies expect, the combined company’s ability to identify and mitigate the operational, legal, reputational and competitive risks associated with its use of artificial intelligence in its products and services, adverse economic conditions and other factors detailed in Tempus’ and Personalis’ Annual Reports on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

All such factors are difficult to predict and are beyond Tempus’ and Personalis’ control. Additional risks or uncertainties that are not currently known to Tempus or Personalis, that Tempus or Personalis currently deem to be immaterial, or that could apply to any company could also cause actual outcomes and results to differ materially from those included in the forward-looking statements in this communication. Tempus and Personalis undertake no obligation to publicly correct or update the forward-looking statements in this communication, in other documents or on their respective websites to reflect new information, future events or otherwise, except as required by applicable law. All such statements are expressly qualified by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

NO OFFER OR SOLICITATION

This communication is not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Tempus intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Personalis and that will also constitute a prospectus of Tempus. Tempus, Personalis and certain of their respective affiliates intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. Personalis or Tempus may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus, registration statement, the Schedule 13E-3 or any other document that Tempus or Personalis may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Personalis. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TEMPUS, PERSONALIS AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Tempus, Personalis and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement and proxy statement/prospectus (if and when available) and other documents filed with the SEC by Tempus may be obtained free of charge on Tempus’ website at https://investors.Tempus.com/financials/sec-filings or, alternatively, by directing a request by mail to Tempus’ Corporate Secretary at Tempus AI, Inc., 600 West Chicago Avenue, Suite 510, Chicago, Illinois 60654. Copies of the proxy statement/prospectus (if and when available) and other documents filed with the SEC by Personalis may be obtained free of charge on Personalis’ website at https://investors.Personalis.com/financial-information/sec-filings or, alternatively, by directing a request by mail to Personalis’ Corporate Secretary at Personalis, Inc., 6600 Dumbarton Circle, Fremont, California 94555.

PARTICIPANTS IN THE SOLICITATION

Tempus, Personalis and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Tempus, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Tempus’ annual report on Form 10-K for the year ended December 31, 2025, including under the heading “Directors, Executive Officers and Corporate Governance,” and proxy statement for Tempus’ 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2026, including under the headings “Executive Officers,” “The Board of Directors and Certain Governance Matters,” “Non-Employee Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent holdings of Tempus Class A Common Stock by the directors and executive officers of Tempus have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), subsequently filed by Tempus’s directors and executive officers with the SEC, including (i) the Form 4s filed by Mr. Lefkofsky on April 30, 2026, May 21, 2026, May 29, 2026 and July 1, 2026, (ii) the Form 4s filed by Mr. Bartolucci on May 6, 2026 and May 21, 2026, (iii) the Form 4s filed by Mr. Polovin on May 6, 2026 and May 21, 2026, (iv) the Form 4s filed by Mr. Fukushima on May 6, 2026, May 15, 2026, May 21, 2026, July 8, 2026 and July 10, 2026, (v) the Form 4s filed by Mr. Rogers on May 6, 2026, May 21, 2026 and June 29, 2026, (vi) the Form 4s filed by Mr. Schoenherr on May 6, 2026 and May 21, 2026, (vii) the Form 4 filed by Mr. Barris on May 26, 2026, (viii) the Form 4 filed by Mr. Belcher on May 26, 2026, (ix) the Form 4 filed by Mr. Gottlieb on May 26, 2026, (x) the Form 4s filed by Mr. Epstein on May 26, 2026 and June 3, 2026, (xi) the Form 4 filed by Mr. Leonsis on May 26, 2026, (xii) the Form 4s filed by Ms. Doudna on May 26, 2026 and June 29, 2026, (xiii) the Form 4 filed by Ms. West on May 26, 2026, and (xiv) the Form 4 filed by Mr. Frederick on May 26, 2026. Information about the directors and executive officers of Personalis, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Personalis’ annual report on Form 10-K for the year ended December 31, 2025, including under the heading “Directors, Executive Officers and Corporate Governance,” and proxy statement for Personalis’ 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2026, including under the headings “Corporate Governance and Board of Directors Matters,” “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent holdings of Personalis Common Stock by the directors and executive officers of Personalis have changed from the amounts reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed by Personalis’ directors and executive officers with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from Tempus or Personalis using the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 20, 2026 by and among Tempus AI, Inc., Personalis, Inc., Aviary Development, Inc. and Toucan Development, LLC

104	Cover Page Interactive Data File

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Tempus hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempus AI, Inc.

Dated: July 20, 2026

	By:	/s/ James Rogers
James Rogers
Chief Financial Officer